Exhibit 2

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 1 / 7 Announcement Summary Entity name WESTPAC BANKING CORPORATION Security on which the Distribution will be paid WBC - ORDINARY FULLY PAID Announcement Type New announcement Date of this announcement 6/5/2024 Distribution Amount AUD 0.90000000 Ex Date 9/5/2024 Record Date 10/5/2024 Payment Date 25/6/2024 DRP election date Monday May 13, 2024 17:00:00 Refer to below for full details of the announcement

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 2 / 7 Announcement Details Part 1 - Entity and announcement details 1.1 Name of +Entity WESTPAC BANKING CORPORATION 1.2 Registered Number Type ABN Registration Number 33007457141 1.3 ASX issuer code WBC 1.4 The announcement is 1.5 Date of this announcement 6/5/2024 1.6 ASX +Security Code WBC ASX +Security Description ORDINARY FULLY PAID Part 2A - All dividends/distributions basic details 2A.1 Type of dividend/distribution 2A.2 The Dividend/distribution: relates to a period of six months 2A.3 The dividend/distribution relates to the financial reporting or payment period ending ended/ending (date) 31/3/2024 2A.4 +Record Date 10/5/2024 2A.5 Ex Date 9/5/2024 2A.6 Payment Date 25/6/2024 2A.7 Are any of the below approvals required for the dividend/distribution before business day 0 of the timetable? Security holder approval Court approval Lodgement of court order with +ASIC ACCC approval Special Ordinary New announcement

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 3 / 7 ACCC approval FIRB approval Another approval/condition external to the entity required before business day 0 of the timetable for the dividend/distribution. 2A.8 Currency in which the dividend/distribution is made ("primary currency") AUD - Australian Dollar 2A.9 Total dividend/distribution payment amount per +security (in primary currency) for all dividends/distributions notified in this form AUD 0.90000000 2A.10 Does the entity have arrangements relating to the currency in which the dividend/distribution is paid to securityholders that it wishes to disclose to the market? 2A.11 Does the entity have a securities plan for dividends/distributions on this +security? 2A.11a If the +entity has a DRP, is the DRP applicable to this dividend/distribution? 2A.11a(i) DRP Status in respect of this dividend/distribution Full DRP 2A.12 Does the +entity have tax component information apart from franking? Part 2B - Currency Information 2B.1 Does the entity default to payment in certain currencies dependent upon certain attributes such as the banking instruction or registered address of the +securityholder? (For example NZD to residents of New Zealand and/or USD to residents of the U.S.A.). 2B.2 Please provide a description of your currency arrangements Details of dividend payment options for Westpac Ordinary Fully Paid Shares are available in Westpac's Investor Centre at https://www.westpac.com.au/about-westpac/investor-centre/dividend-information/dividend-payment/. 2B.2a Other currency/currencies in which the dividend/distribution will be paid: Currency Payment currency equivalent amount per security GBP - Pound Sterling GBP NZD - New Zealand Dollar NZD 2B.2b Please provide the exchange rates used for non-primary currency payments GBP: Pound Sterling NZD: New Zealand Dollar 2B.2c If payment currency equivalent and exchange rates not known, date for information to be released Estimated or Actual? Yes Yes Yes We have a Dividend/Distribution Reinvestment Plan (DRP) Yes No

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 4 / 7 rates not known, date for information to be released 13/6/2024 2B.3 Can the securityholder choose to receive a currency different to the currency they would receive under the default arrangements? Part 3A - Ordinary dividend/distribution 3A.1 Is the ordinary dividend/distribution estimated at this time? 3A.1a Ordinary dividend/distribution estimated amount per +security AUD 3A.1b Ordinary Dividend/distribution amount per security AUD 0.75000000 3A.2 Is the ordinary dividend/distribution franked? 3A.2a Is the ordinary dividend/distribution fully franked? 3A.3 Percentage of ordinary dividend/distribution that is franked 100.0000% 3A.3a Applicable corporate tax rate for franking credit (%) 30.0000% 3A.4 Ordinary dividend/distribution franked amount per +security AUD 0.75000000 3A.5 Percentage amount of dividend which is unfranked 0.0000% 3A.6 Ordinary dividend/distribution unfranked amount per +security excluding conduit foreign income amount AUD 0.00000000 3A.7 Ordinary dividend/distribution conduit foreign income amount per security AUD 0.00000000 Part 3B - Special dividend/distribution 3B.1 Is the special dividend/distribution estimated at this time? 3B.1a Special dividend/distribution estimated amount per +security AUD 3B.1b Special dividend/distribution amount per +security AUD 0.15000000 3B.2 Is special dividend/distribution franked? 3B.2a Is the special dividend/distribution fully franked? Yes Yes No Yes Yes No No Actual

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 5 / 7 3B.3 Percentage of special dividend/distribution that is franked 100.0000% 3B.3a Applicable corporate tax rate for franking credit (%) 30.0000% 3B.4 Special dividend/distribution franked amount per +security AUD 0.15000000 3B.5 Percentage of special dividend/distribution that is unfranked 0.0000% 3B.6 Special dividend/distribution unfranked amount per +security excluding conduit foreign income amount AUD 0.00000000 3B.7 Special dividend/distribution conduit foreign income amount per +security AUD 0.00000000 Part 3E - Other - distribution components / tax 3E.1 Please indicate where and when information about tax components can be obtained (you may enter a url). A New Zealand imputation credit of NZD 0.060 per Westpac Ordinary Fully Paid Share will attach to the ordinary interim dividend. A New Zealand imputation credit of NZD 0.012 per Westpac Ordinary Fully Paid Share will attach to the special dividend. 3E.2 Please indicate the following information if applicable. (Refer Annual Investment Income Report specification for further information) Field Name AIIR Specification Reference Value Estimated/Actual Interest 9.79 Unfranked dividends not declared to be conduit foreign income 9.80 Unfranked dividends declared to be conduit foreign income 9.81 Assessable foreign source income 9.91 Tax-free amounts 9.96 Tax-deferred amounts 9.97 Managed investment trust fund payments 9.105 Franked distributions from trusts 9.120 Gross cash distribution 9.121 Interest exempt from withholding 9.122 Capital Gains discount method Non-Taxable Australian property 9.124

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 6 / 7 Capital gains other Non-Taxable Australian property 9.126 Other income 9.130 Royalties 9.135 NCMI Excluded from NCMI Part 4A - +Dividend reinvestment plan (DRP) 4A.1 What is the default option if +security holders do not indicate whether they want to participate in the DRP? 4A.2 Last date and time for lodgement of election notices to share registry under DRP Monday May 13, 2024 17:00:00 4A.3 DRP discount rate 0.0000% 4A.4 Period of calculation of reinvestment price Start Date 15/5/2024 End Date 12/6/2024 4A.5 DRP price calculation methodology The average of the daily volume weighted average market price per Westpac Ordinary Fully Paid Share sold on the ASX and Cboe Australia during the 20 trading days commencing 15 May 2024 and ending 12 June 2024 (inclusive), with no discount applied, rounded to the nearest cent. 4A.6 DRP Price (including any discount): AUD 4A.7 DRP +securities +issue date 25/6/2024 4A.8 Will DRP +securities be a new issue? 4A.9 Is there a minimum dollar amount or number of +securities required for DRP participation? 4A.10 Is there a maximum dollar amount or number of +securities required for DRP participation? 4A.11 Are there any other conditions applying to DRP participation? 4A.11a Conditions for DRP participation Participation in the DRP is restricted to shareholders who are resident in, and whose address on the register of shareholders is in, Australia or New Zealand. 4A.12 Link to a copy of the DRP plan rules https://www.westpac.com.au/about-westpac/investor-centre/dividend-information/dividend-reinvestment-plan/ 4A.13 Further information about the DRP Westpac intends to arrange for the purchase of Westpac Ordinary Fully Paid Shares by a third party to satisfy the DRP for the 2024 interim ordinary dividend and special dividend. The DRP terms and conditions have been amended as described Yes No No No Do not participate in DRP (i.e. cash payment)

Appendix 3A.1 - Notification of dividend / distribution Appendix 3A.1 - Notification of dividend / distribution 7 / 7 in Westpac's ASX Release "Amendments to Westpac's Dividend Reinvestment Plan Terms and Conditions" dated 6 May 2024. For information on the DRP, including a copy of the amended terms and conditions, visit https://www.westpac.com.au/about-westpac/investor-centre/dividend-information/dividend-reinvestment-plan/ Part 5 - Further information 5.1 Please provide any further information applicable to this dividend/distribution 5.2 Additional information for inclusion in the Announcement Summary